Exhibit 99.1


                                  NYMAGIC, INC.
                           DEFERRED COMPENSATION PLAN

                          -----------------------------

                             Deferral Election Form

                          -----------------------------

         AGREEMENT, made this __ day of September 2004 by and between the undersigned participant (the "Participant") in the NYMAGIC, INC. 2004 Long-Term Incentive Plan (the "Plan") and NYMAGIC, INC. (the "Company"). The parties agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan, unless the context clearly requires otherwise.

         WHEREAS, the Company has approved a deferred compensation program pursuant to the Plan, and the Participant is eligible to participate in said Plan on the terms set forth therein and in this Deferral Election Form and the attached Distribution Election Form (together, the "Program Documents").

         NOW THEREFORE, it is mutually agreed as follows:

         1. In accordance with the terms of the Resolutions adopted by the Board of Directors at its September 15, 2004 meeting, the Participant will participate in the Plan upon the terms and conditions set forth in the Program Documents, and 100% of the Participant's annual retainer fee for services as a Director shall be credited to his Account as Deferred Share Units.

         2. In addition, the Participant may, by execution hereof, elect to defer the receipt of:

                  ___% of the Participant's cash compensation in the form of committee chair/and or committee member retainer fees (up to 100%).

         3. This election will continue in force until either the effective date of a superseding election by the Participant, or until the Participant terminates service with the Company, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

                                    PARTICIPANT

                                    -----------------------------------------

                                    NYMAGIC, INC.

                                    By
                                       --------------------------------------
                                         A member of the Board of Directors

                                  NYMAGIC, INC.
                           DEFERRED COMPENSATION PLAN

                          -----------------------------

                           Distribution Election Form

                         ------------------------------

         AGREEMENT, made this __ day of September 2004 by and between the undersigned participant (the "Participant") in the NYMAGIC, INC. 2004 Long-Term Incentive Plan (the "Plan"), and NYMAGIC, INC. (the "Company") with respect to distribution of the Participant's account ("Account") under the Plan. The parties agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan, unless the context clearly requires otherwise.

         NOW THEREFORE, it is mutually agreed as follows:

         1. Form of Payment Generally. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed in Shares of the Company's common stock as follows:

         |_|      in a lump sum.

         |_| in substantially equal annual payments over a period of ___ years (not to exceed 20 years from the date that payments commence). The amount of the annual payments shall be determined as follows:

                  |_|   _____ % of the Participant's Account balance per year.

                  |_|   $ _______ of the Participant's Account balance per year.

         2. Timing of Payment. The Participant directs that his or her Account be distributed as follows:

         |_| within thirty (30) days following the Participant's Separation from Service with the Company.

         |_| on the January 1st that next follows the date that is ___ years after the Participant's Separation from Service with the Company.

         |_| on the ___ anniversary of the Participant's Separation from Service with the Company.

         |_| on the first day of the month next following the Participant's ___ birthday.

         |_|      in the event of an earlier Change in Control --

                  |_| a lump sum cash-out on the date of the Change in Control.

                  |_| Substantially equal payments on each of the first ___ (not more than 5) annual anniversaries of the Change in Control.

                  |_|      Other:_________________________________________.

Deferred Compensation Plan
Distribution Election Form
Page 2


         3. Frequency of Payment. The Participant shall receive installment payments, if elected as form of payment on a __________ quarterly, _________ semi-annual, or ________ annual basis.

         4. Form of Payment to Beneficiary. In the event of the Participant's death, his or her Account shall be distributed --

         |_| in one lump sum payment within thirty (30) days following the Participant's death.

         |_| in accordance with the payment schedule selected in paragraphs 1, 2, and 3 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).

         5. Designation of Beneficiary. In the event of the Participant's death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article 5 of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 5 in the manner elected pursuant to paragraph 4 above:

         a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

         =======================================================================
                Name of         Social Security  Mailing Address  Percentage of
          Primary Beneficiary       Number                        Death Benefit
         -----------------------------------------------------------------------

                                                                        %
         -----------------------------------------------------------------------

                                                                        %
         =======================================================================

         b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

         =======================================================================
                 Name of        Social Security  Mailing Address  Percentage of
         Contingent Beneficiary     Number                        Death Benefit
         -----------------------------------------------------------------------

                                                                        %
         -----------------------------------------------------------------------

                                                                        %
         =======================================================================

         6. Effect of Election. The elections made in paragraphs 1, 2, and 3 hereof shall become irrevocable on the earlier of (1) the Participant's death,
(2) the date one year before the Participant first becomes entitled to receive a distribution under Article 3 of the Plan, and (3) the

Deferred Compensation Plan
Distribution Election Form
Page 3


date 90 days before a Change in Control. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.


         7. Mutual Commitments. The Company agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.



         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

                                        PARTICIPANT

                                        ---------------------------------------

                                        NYMAGIC, INC.


                                        By
                                          -------------------------------------
                                           A Member of the Board of Directors